Dated the 8th day of June 2021

JINZGHOU WISEDAWN ELECTRIC CAR CO. LTD (荆州智达电动汽车有限公司)
as Vendor

and

HUBEI HENGLONG AUTOMOTIVE SYSTEMS GROUP CO. LTD. (湖北恒隆汽车系统集团有限公司)

as Purchaser

SALE AND PURCHASE AGREEMENT

relating to 40% of the issued share capital of

Sentient AB

THIS AGREEMENT is made on the 8th day of June 2021

BETWEEN :-

(1) Jinzghou WiseDawn Electric Car Co. Ltd. (荆州智达电动汽车有限公司), a company incorporated under the laws of the PRC (registered number: 91421000MA4926720T), with its registered address at South Henglong Road, Jingzhou Development Zone, Jingzhou City, Hubei Province, the PRC (the "**Vendor**"); and

(2) Hubei Henglong Automotive Systems Group Co. Ltd. (湖北恒隆汽车系统集团有限公司), a company incorporated under the laws of the PRC (registered number: 91421000798750002M), with its registered address at No. 1 Henglong Road, Jingzhou Development Zone, Jingzhou City, Hubei Province, the PRC (the "**Purchaser**").

WHEREAS :-

(A) Sentient AB, particulars of which are set out in Schedule 1, is a company incorporated under the laws of Sweden (registered number: 556882-7272), with its registered address at Anders Carlssons Gata 7 1TR, 417 55 Gothenburg, Sweden (the "**Company**").

(B) As at the date of this Agreement, the Vendor is the legal and beneficial owner of the Sale Shares (as defined below), which represent 40% of the issued share capital of the Company.

(C) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares (as defined below) on the terms and conditions contained herein.

IT IS HEREBY AGREED THAT:-

1. INTERPRETATION

1.1 In this Agreement, unless otherwise expressed or required by context, the following expressions shall have the following respective meanings:-

Expression	Meaning
"Agreement"	this agreement including its schedules, as may be amended and/or supplemented from time to time;
"Business Day"	a day on which banks in the PRC are generally open for business;
"Company"	as defined in Recital (A);
"Completion"	the performance by the Parties of their respective obligations in accordance with the provisions of Clause 4 and Schedule 2;

"Completion Date"	the date when the Relevant Approval Authorities have approved this Agreement and the Transactions, and all registration and filing procedures related to the Transactions have been completed, or 'such other later date as agreed between the Vendor and the Purchaser;
"Conditions"	the conditions set out in Clause 4.1;
"Consideration"	EUR20,000,000 (equivalent to RMB 155,228,186 based on an agreed exchange rate of EUR1 to RMB7.7614093). The Parties acknowledge and agree that apart from the Consideration, the Purchaser shall not be responsible for any future or additional payment to the Vendor with respect to the Transactions under this Agreement;
"Encumbrances"	as defined in Clause 2;
"EUR"	the lawful currency of the member states of the European Union;
"Intellectual Property Rights"	patents, trademarks, service marks, trade names, registered designs, designs, copyrights and other forms of intellectual or industrial property (in each case in any part of the world and whether or not registered or registrable and for the full period thereof and all extensions and renewals thereof and applications for registration of or otherwise in connection with the foregoing), know-how, inventions, formulae, confidential or secret processes and information, computer programs and software, and any other protected rights and assets, and any licences and permissions in connection therewith. A list of all intellectual property rights which are material to, and used within, the business of the Company, specifying whether such intellectual property rights as of the Completion Date are owned or licensed by the Company (excluding licenses for standard off-the-shelf software licensed pursuant to shrink-wrap or click-wrap agreement, in each case, that is not material to the business of the Company) is contained in Schedule 4.
"Parties"	the parties to this Agreement and a "Party" means any one of them;
"PRC"	The People's Republic of China s
"Purchaser"	as defined in the preamble to this Agreement;

"Purchaser's Warranties"	the representations, warranties and undertakings of the Purchaser contained in Clause 7;
"Relevant Approval Authorities"	refer to Hubei Development and Reform Commission, National Development and Reform Commission and Ministry of Commerce in the PRC or their respective local counterparts where applicable, and qualified commercial banks to which State Administration of Foreign Exchange ("**SAFE**") in the PRC has delegated its power on SAFE registration.
"RMB"	Renminbi, the lawful currency of the PRC;
"Sale Shares"	200 Shares beneficially and legally owned by Jinzghou WiseDawn Electric Car Co. Ltd. (荆州智达电动汽车有限公司), representing 40% of the issued share capital of the Company to be sold by the Vendor to the Purchaser pursuant to this Agreement;
"Transactions"	sale and purchase of the Sale Shares under this Agreement and all other related transactions contemplated by this Agreement
"Tax"	all forms of taxation, estate duties, deductions, withholdings, duties, imposts, levies, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, federal or other body in Sweden or elsewhere and any interest, additional taxation, penalty, surcharge or fine in connection therewith;
"Vendor"	as defined in the preamble to this Agreement;
"Vendor's Warranties"	the representations, warranties and undertakings of the Vendor contained in Clause 6 and Schedule 3.

1.2 References herein to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their applications are modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.3 References herein to "Recital", "Clauses" and "Schedules" are to recitals of clauses of and schedules to this Agreement unless the context requires otherwise.

1.4 The Clause headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

1.5 References to "law(s)", "legal requirement(s)", "legislation" and "regulation(s)" are not to be construed as being confined to the law(s), legal requirement(s), legislation and regulation(s) of any particular jurisdiction but shall refer to all law(s), legal requirement(s),

legislation and regulation(s) in any jurisdiction whatsoever which are applicable to or relevant to the subject matters mentioned in this Agreement.

1.6 Unless the context requires otherwise, in this Agreement, words importing the singular include the plural and vice versa and words importing gender or the neuter include both genders and the neuter.

1.7 The expressions the "Vendor" and the "Purchaser" shall, where the context permits, include their respective successors, personal representatives and permitted assigns.

1.8 The schedules hereto form an integral part of this Agreement and shall be construed and shall have the same full force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall, unless the context otherwise requires, includes the Schedules hereto.

2. SALE AND PURCHASE

Subject to the terms and conditions of this Agreement, the Vendor shall sell, and the Purchaser shall purchase, the Sale Shares, free from all liens, mortgages, claims, equities, charges, encumbrances, options, third-party rights or adverse interests of whatsoever nature (**"Encumbrances"**) and with all rights on or after the Completion Date becoming attached thereto (including the right to receive all dividends and distributions declared, made or paid on or after the Completion Date).

3. CONSIDERATION

3.1 The Consideration payable for the sale and purchase of the Sale Shares shall be payable by the Purchaser in accordance with Clause 8.

4. CONDITIONS

4.1 Completion of this Agreement is conditional upon the following conditions (the **"Conditions"**) being fulfilled:

(a) the passing of resolutions by the board of directors and shareholders of the Vendor approving this Agreement and the Transactions;

(b) the obtaining of all consents, approvals, records and registrations from Relevant Approval Authorities which are necessary or desirable in connection with the execution and performance of this Agreement and any of the transactions contemplated under this Agreement;

(c) the Vendor's Warranties being true and correct in all material respects as at Completion; and

(d) each of the Parties having performed and complied with all agreements, obligations and conditions contained in this Agreement in all material aspects that are required to be performed or complied with by it on or before Completion.

4.2 The Vendor shall use all reasonable endeavors to procure satisfaction of all Conditions set forth in Clause 4.1 on or before the Completion Date.

4.3 The Vendor or the Purchaser, as applicable, may at any time waive in writing the Condition (or any part thereof) set forth in Clause 4.1 that should be complied with by the other

Party(ies), subject to the waiving Party(ies) having complied with all its or their agreements, obligations and conditions referred to in Clause 4.1.

4.4 If any of the Conditions is not satisfied on or before the Completion Date (or by such later date(s) as the Parties hereto may agree in writing) and such unfulfilled Condition is not waived by the Purchaser pursuant to clause 4.3,

(a) this Agreement shall automatically terminate and cease to have effect upon on the occurrence of such unfulfilled Condition except for the provisions referred to in clause 17.4;

(b) the Vendor shall refund all payments made by the Purchaser pursuant to clause 8 in full to the Purchaser without any interest as soon as possible and in no event later than three (3) Business Days after the occurrence of such unfulfilled Condition; and

(c) none of the Parties shall have any claim hereunder for such unfulfilled Condition against the other Parties under this Agreement (save for refund by the Vendor and any antecedent breach(es) of the terms of this Agreement).

5. COMPLETION

Completion shall take place on the Completion Date, or at such other time as shall be mutually agreed in writing by the Vendor and the Purchaser, when the relevant actions set out in Schedule 2 shall take place, provided that neither the Vendor nor the Purchaser shall be obliged to perform its relevant obligations if the other Party does not simultaneously perform (or has not already performed) its relevant obligations as set out in Schedule 2.

6. VENDOR'S REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1 The Vendor hereby warrants to the Purchaser that the Vendor's Warranties are true and accurate in all material respects and not misleading in any material respect as at the date of this Agreement and will remain true and accurate in all material respects and not misleading in any material respect at all times up to and as at Completion by reference to the facts and circumstances then subsisting.

6.2 The Vendor accepts that the Purchaser is entering into this Agreement in reliance upon the Vendor's Warranties notwithstanding any information which may otherwise have or will come into the Purchaser's possession.

6.3 The Vendor's Warranties shall be construed as a separate representation and warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Vendor's Warranties or any other terms of this Agreement.

6.4 If, prior to Completion, any of the Vendor's Warranties are found to be untrue or incorrect in any material respect or any of the undertakings set out in Clause 6 has not been fully complied with in any material respect, the Purchaser shall not be bound to complete the purchase of the Sale Shares and the Purchaser may by notice to the Vendor rescind this Agreement.

7. PURCHASER'S REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

7.1 The Purchaser represents and warrants to the Vendor that:-

(a) it has been duly incorporated and is validly existing under the laws of the PRC;

(b) it has the requisite power and authority to enter into and perform this Agreement and has taken and obtained all necessary corporate and other actions and consents to authorise the execution and performance by it of this Agreement;

(c) this Agreement, when executed, constitutes legal and binding obligations of the Purchaser in accordance with its terms;

(d) it has sufficient assets to pay for the Consideration and has taken all appropriate and necessary corporate actions to approve and authorize the execution and performance of this Agreement; and

(e) the execution and delivery of, and the performance by the Purchaser of its obligations under this Agreement will not:-

    (i) result in a breach of or, constitute a default under, any instrument to which the Purchaser is a party or by which the Purchaser is bound;

    (ii) infringe the rights of any third party; or

    (iii) result in a breach of any law, regulation, order, judgment or decree of any court or government agency in the PRC to which the Purchaser is a party or by which the Purchaser is bound.

7.2 The Purchaser hereby represents and warrants to the Vendor that the Purchaser's Warranties are true and accurate in all material respects and not misleading in any material respect as at the date of this Agreement and will remain true and accurate in all material respects and not misleading in any material respect at all times up to and as at Completion by reference to the facts and circumstances then subsisting.

7.3 The Purchaser accepts that the Vendor is entering into this Agreement in reliance upon the Purchaser's Warranties notwithstanding any information which may otherwise have or will come into the Vendor's possession.

8. PAYMENT

8.1 The Consideration shall be payable by the Purchaser to the Vendor as follows

(a) EUR6,000,000 (or equivalent of RMB 46,568,456), which shall represent 30% of the Consideration, shall be paid by the Purchaser to the Vendor within ten (10) days after the date of this Agreement;

(b) EUR6,000,000 (or equivalent of RMB 46,568,456), which shall represent 30% of the Consideration, shall be paid by the Purchaser to the Vendor within ten (10) days after the date on which all application documents for approvals and registrations in relation to this Agreement are filed to the Relevant Approval Authorities; and

(c) EUR8,000,000 (or equivalent of RMB 62,091,274), which shall represent 40% of the Consideration, shall be paid by the Purchaser to the Vendor within ninety (90) days after the date on which all approval and registration procedures with the Relevant Approval Authorities in relation to this Agreement are completed.

8.2 Any payment to be made by the Purchaser to the Vendor under this Agreement (including but not limited to the Consideration or any reimbursement to the Company) shall be paid to

the bank account set out below (or such other single bank account as the Vendor has by at least three Business Days' prior written notice specified to the Purchaser):

Bank name	:	China CITIC Bank, Jingzhou Branch
Payee name	:	Jingzhou WiseDawn Electric Car Co. Ltd.
Bank account no.	:	8111501012200441853

9. COSTS AND EXPENSES

9.1 Each Party shall bear its own legal and professional fees; costs and expenses (including taxes and other governmental levies) incurred in the negotiation, preparation and execution of this Agreement.

10. VARIATION

10.1 No variation of this Agreement (or of any of the legally binding agreements referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the Parties, and approved by or filed with the Relevant Approval Authorities. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

10.2 Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

11. SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The Parties shall then use all reasonable endeavors to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

12. COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

13. WAIVER

13.1 No failure or delay by any Parties in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

13.2 The rights and remedies of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.

14. FURTHER ASSURANCE

Each of the Vendor and the Purchaser agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the Vendor or the Purchaser may reasonably require, whether on or after Completion, to implement and/or give effect to this Agreement and the transactions contemplated by it.

15. CONFIDENTIALITY

15.1 Each Party shall maintain the confidentiality of and shall not use or disclose any of the terms of this Agreement (including its existence and/or any of the parties hereto) and any other information related to the other. Without limiting the foregoing the Purchaser shall not use or disclose any of the information acquired in the course of legal and financial due diligence on the Company.

15.2 Notwithstanding the foregoing Clause 15.1, the Parties may disclose information:

(a) to the Parties' or their parent company's board of directors, committees, management team, employees, officers, consultants, representatives or legal, tax and financial advisers to enable them to advise on this Agreement, or to facilitate the Transaction on a need-to-know basis provided that such advisors, persons or entities undertake to maintain the confidentiality thereof;

(b) with the prior consent in writing of the other Party; and

(c) to the extent that the disclosure is required:

(i) by the laws of any jurisdiction to which the applicable Party is subject; or

(ii) by an order of any court of competent jurisdiction, or any regulatory, judicial, governmental or similar body, or any Tax authority or securities exchange of competent jurisdiction;

(iii) to make any filing with, or obtain any authorisation from, a regulatory, governmental or similar body, or any Tax authority or securities exchange of competent jurisdiction; or

(iv) to protect such party's interest in any legal proceedings,

PROVIDED that in each case (and to the extent it is legally permitted to do so) the applicable Party shall provide the other Parties with the contents of such disclosure as soon as reasonably practicable prior to making such disclosure.

15.3 The confidential obligations hereunder shall survive termination of this Agreement and continue to remain in force (and for the avoidance of doubt, notwithstanding for whatever reason where the Parties fail to proceed to Completion) until the earlier of: (a) the date of Completion, or (b) such time when such information becomes publicly known and generally available in the public domain and loses its proprietary or confidential nature otherwise than as a result of a breach of this Agreement.

16. MISCELLANEOUS

16.1 Each notice, demand or other communication given or made under this Agreement shall be written in English and/or Chinese and delivered or sent to the relevant Party at its address, email address or fax number set out below (or such other address, email address or fax number as the addressee has by at least three Business Days' prior written notice specified to the other Parties):-

To the Vendor:	Address:	Jingzhou Development District, South Henglong Road, Jingzhou City, Hubei Province, the PRC
	Email:	henrychen@chl.com.cn
To the Purchaser:	Address:	No. 1 Henglong Road, Jingzhou City, Hubei Province, the PRC
	Email:	jieli@chl.com.cn

Any such notice or other document shall be deemed to have been duly given upon receipt if delivered by hand, or if sent by facsimile transmission upon the receipt of machine printed confirmation, or if sent by email at the time the email is received by the recipient's email box, or if sent by post, seven Business Days after the date of posting. In providing a notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the applicable means of telecommunication was properly received (as the case may be).

16.2 This Agreement constitutes the whole agreement among the Parties relating to the subject matters herein, and shall supersede the terms of any agreement relating to such subject matters, whether oral or otherwise, made prior to the entering into of this Agreement.

16.3 Time shall be of the essence as regards any time, date or period mentioned in this Agreement and any time, date or period substituted for the same by agreement of the Parties or otherwise.

16.4 The provisions of this Agreement shall be binding on and shall enure for the benefit of the successors of each Party. No assignment of any right or benefit under this Agreement is permitted unless with the prior written consent of the other Parties.

17. DEFAULT AND REMEDY

17.1 The Parties shall strictly fulfill their respective obligations under this Agreement. Any Party (for the purpose of this clause the "**Breaching Party**") will be deemed to have breached this Agreement if it fails to fulfill its obligations under this Agreement, or if any of its representations and warranties in this Agreement proves to be false, inaccurate or misleading. In the event of such breach(es), the other Party (for the purpose of this clause the "**Non-Breaching Party**") has the right at its own discretion to take one or more of the following actions for remedy:

(a) Suspend performance of its obligations under this Agreement until the breach is remedied by the Breaching Party;

(b) If the breach by the Breaching Party has caused the Transactions to be unable to complete, or has materially frustrated the Non-Breaching Party's commercial purpose in entering into this Agreement and such frustration is irreparable, or if it has not been rectified by the Breaching Party within a reasonable period of time, the Non-Breaching Party has the right to unilaterally terminate this Agreement

forthwith by issuing to the Breaching Party written notice that will become effective on the date of its issuance;

(c) Demand compensation from the Breaching Party for all losses, including all direct economic losses incurred by the Non-Breaching Party and costs and expenses arising from this Agreement.

17.2 If this Agreement is terminated in accordance with Clause 17.1, it shall become null and void and have no further force or effect, provided that any such termination shall be without prejudice to the rights of the non-defaulting Party accrued under the Agreement.

17.3 Any right of termination conferred upon the Purchaser under this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it.

17.4 The provision of Clauses 9 to 11, 13 to 20 shall survive the termination of this Agreement under this Clause 17.

18. SETTLEMENT OF DISPUTE AND ARBITRATION

18.1 In the event of any dispute arising out of or connected with this Agreement, including a dispute as to the validity, interpretation, existence, implementation or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement, the parties to the dispute shall attempt to settle such dispute through mutual consultation.

18.2 If no mutually acceptable settlement of such dispute is reached within sixty (60) days, such dispute shall be resolved under the Rules of Arbitration (the "**Rules**") of the China International Economic and Trade Arbitration Commission, Hubei Sub-Commission ("**CIETAC**") in accordance with the said Rules which are deemed to be incorporated by reference to this Agreement. There shall be one (1) arbitrator, whom shall be agreed between the Vendor and the Purchaser. If the parties fail to agree within 10 Business Days after either party notifies the other of its nominated arbitrator, there shall be three (3) arbitrators, and the Vendor and the Purchaser shall each appoint one (1) arbitrator and the third arbitrator, who shall be the presiding arbitrator, shall be appointed by CIETAC. The seat of the arbitration shall take place in Jingzhou, the PRC, and the language to be used in the arbitration proceedings shall be Chinese, and evidence as well as memoranda for arbitrators shall be disclosed in Chinese. The final award of the arbitral tribunal shall be rendered in Chinese, and shall be binding on the Parties.

19. GOVERNING LAW

This Agreement is governed by and shall be construed in accordance with the laws of the PRC.

[The remainder of this page intentionally left blank]

SCHEDULE 1

Particulars of the Company

1.	Address of registered office:	Carlssons Gata 7 1TR, 417 55 Gothenburg, Sweden
2.	Company number:	556882-7272
3.	Date and place of incorporation:	31 January 2012 Gothenburg, Sweden
5	Share capital:	500
6.	Shareholders:	Jingzhou WiseDawn Electric Car Co, JoHu Holding AB Jocpoh Holding AB Daniel Lifveredson Invest AB Were Holding AB Ulf Löfqvist Holding AB
7.	Directors:	Henry Chen Yusheng Han Hanlin Chen Johan Hultén Jochem Pohl

SCHEDULE 2

Completion Requirements

1. **<u>Obligations of the Vendor</u>**

1.1 The Vendor shall deliver or cause to be delivered to the Purchaser:

(a) the instrument of transfer duly executed by the Vendor in respect of transferring the Sale Shares to the Purchaser;

(b) bought and sold note(s) executed by the Vendor in respect of transferring the Sale Shares to the Purchaser;

(c) share certificate(s) representing the Sale Shares;

(d) certified true copies of the resolutions by (i) the board of directors, and (ii) the shareholders, of the Vendor approving this Agreement and the Transactions; and

(e) certified true copies of all consents and approvals from Relevant Approval Authorities which are necessary or desirable in connection with the execution and performance of this Agreement and any of the transactions contemplated under this Agreement.

2. **<u>Obligations of the Purchaser</u>**

2.1 The Purchaser shall deliver to the Vendor:

(a) wire transfer in the amount of 30% of the Consideration in accordance with the terms of this Agreement.

SCHEDULE 3

Vendor's Warranties

The Vendor warrants to the Purchaser that the statements set out in the Recitals, Clause 6 and Schedule 3 in this Agreement are true and accurate in all material respects to the best of the Vendor's knowledge and belief at the date hereof and at all times up to and as at the Completion Date.

1. Information on the Sale Shares

1.1. The Vendor has been duly incorporated and is validly existing under the laws of the PRC.

1.2. The Vendor is the legal and beneficial owner of the Sale Shares and the Sale Shares represents 40% of the issued share capital of the Company.

1.3. The Sale Shares was allotted and issued fully paid accordance with the memorandum and articles of association of the Company and in compliance with all applicable laws.

1.4. There is no Encumbrance whatsoever on, over or affecting the Sale Shares and no person has claimed to be entitled to, or has the right to require the creation of, any of the Encumbrance whatsoever.

1.5. The Vendor is entitled to sell and transfer the full legal and beneficial ownership of the Sale Shares to the Purchaser. The Sale Shares will be registrable in the name of the Purchaser. No consent, approval or authorization of or filing or registration with or other requirement of any governmental department authority or agency is required in relation to the valid execution, delivery or performance of this Agreement (or to ensure the validity or enforceability thereof) and the sale by the Vendor of the Sale Shares.

2. Corporate Matters

2.1. All the information relating to the Company set out in Schedule 1 is true and accurate in all material respects.

2.2. The Company has been duly incorporated and constituted and validly existing under the laws of its place of incorporation and there has been no resolution, petition or order for its winding-up nor is any such resolution, petition or order imminent or likely.

2.3. The Company has the corporate power and authority to own or hold under lease the properties and assets it purports to own or hold under lease and to transact and to carry on the business it transacts and proposes to transact.

2.4. No events have occurred whereby the constitution, subsistence or corporate status of the Company has been or is likely to be materially adversely affected.

2.5. The Company has complied with its memorandum and articles of association in all material respects.

2.6. The Vendor and the Company have taken all appropriate and necessary corporate actions to notify shareholders of the Company, and all such shareholders have waived any pre-emption or redemption rights they may have.

2.7. The Company has no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character whether present or future, actual or contingent, which entitles any third party to subscribe for or acquire shares or other equity securities of

the Company, or which the Company is or may be obligated to issue any equity securities of any kind.

2.8. All the accounts, ledgers and other financial and accounting records in relation to the Company required to be prepared by the applicable laws and relevant accounting principles have been properly and accurately prepared and kept on a continual basis. The books and records of the Company are, in all material respects, accurately and diligently maintained in accordance with applicable bookkeeping rules and regulations and provide genuine, complete and accurate information regarding the Company's business and financial condition, in all material respects.

3. Corporate filings and statutory books

3.1. All corporate or other documents required to be filed or registered in respect of the Company by the laws of its jurisdiction of incorporation have been duly filed or are in the process of being filed as appropriate.

3.2. The Vendor undertakes to use its best endeavours to cooperate with the Purchaser in relation to the relevant filing and registration procedures required for the Transactions to ensure that the relevant approvals are obtained.

3.3. The statutory books and minute books of the Company have been written up and the Company has not received notice of any application or request for rectification of the register of members and compliance has been made with all other applicable legal requirements concerning issues of shares or other securities of the Company.

3.4. All charges in favour of or created by the Company have (where appropriate) been registered in accordance with the provisions of the applicable legislation and regulations and at the relevant registries and authorities.

4. Intellectual Property Rights

4.1. All Intellectual Property Rights used by the Company in its business are owned by or licensed to or validly assigned to the Company. Where Intellectual Property Rights are licensed to the Company, such licences are not subject to termination or revocation by the licensors as a result of the entering into or the performance of this Agreement, including without limitation the change in shareholding of the Company contemplated hereunder.

4.2. All Intellectual Property Rights used in the business of the Company but not owned by the Company are lawfully used with the consent of the owners either under licenses or, to the extent such intellectual property rights constitutes off-the-shelf software freely available commercially, under applicable click or shrink wrap or similar licenses. All fees and other charges in respect thereof have been duly paid, and to the best knowledge of the Vendor, there has not been any breach or infringement of any of the terms or conditions for any such license. All such licenses are in full force and effect, and there is no ongoing nor, to the best knowledge of the Vendor, any threatening action or proceeding which may lead to any variation, revocation or suspension of any such licenses used or owned by the Company. There is no substantial risk that such licenses will not be renewed in the future.

4.3. All application fees, renewal fees and other charges required to be paid for the continuance of such applications or for the maintenance or renewal of such registrations or otherwise in connection with such registrations or applications for registrations have been duly paid.

4.4. The Company has not infringed any Intellectual Property Right and all licences granted to the Company in respect of any such protection are in full force and effect.

4.5. The Company has not violated, infringed or misappropriated any Intellectual Property Right, nor has the Company received any written notice alleging any of the foregoing nor has the Company given any written notice to any person alleging the same.

4.6. The Company has not entered into any agreement (whether in writing or orally) to indemnify any person for any infringement, violation or misappropriation of any Intellectual Property Right by such person.

4.7. To the best knowledge of the Vendor, none of the Intellectual Property Rights listed in Schedules 4 and 5 has been infringed, attacked or opposed, nor is being infringed, attacked or opposed, by any person.

4.8. To the best knowledge of the Vendor, none of the Intellectual Property Rights used in the business of the Company has infringed, is infringing or has been alleged to infringe, any intellectual property rights of any person.

4.9. All intellectual property rights which have been produced or developed by the Company's employees, consultants, officers, directors, agents, or any other persons on behalf of the Company, have been duly transferred in full to the Company, and there are no outstanding or threatened claims from employees, consultants, officers, directors, agents, or any other persons in relation to such intellectual property rights owned by the Company.

4.10. Except as disclosed to the Purchaser, none of the intellectual property rights listed in Schedules 4 and 5 is subject to or otherwise affected by any exclusive license or exclusive authority, nor is there any agreement, arrangement or commitment to give or create any of the foregoing and no person has claimed to be entitled to any of the foregoing.

4.11. The Company controls the operation of the software developed by the Company as well as the storage, handling and access to all data contained therein. The Company has sufficient back-up-procedures and contingency plans in place to ensure that no data is or will be lost.

4.12. To the best knowledge of the Vendor, no person has violated, infringed or misappropriated any Intellectual Property Right owned by the Company, if any.

4.13. Saved as previously disclosed for the purpose of the Transactions, the Company has, with respect to third parties, maintained the confidentiality of all confidential Intellectual Property Rights related to the business, including but not limited to strictly limiting access to any source code.

5. <u>Compliance with laws</u>

The Company has at all times carried on business and conducted its affairs in all material respects in accordance with its constitutional documents, business licence and any law, regulation, legislation, decree or order applicable to it for the time being in force and any other documents to which it is or has been a party in all material respects and obtained and complied with all material necessary consents required to carry on its business, in Sweden and all relevant jurisdictions in which the Company has business, including taxation and prevention of corruption, have complied with all applicable legal requirements in relation to any transactions to which it is or has been a party.

6. <u>Litigation</u>

6.1. The Company is not engaged in (nor is any director of the Company in connection with the affairs of the Company engaged in), and the Sales Shares are not subject to, any claim,

litigation, arbitration, prosecution or other legal proceedings or any investigation, enquiry or in any proceedings or hearings before any statutory or governmental body, department, board or agency, which individually or in the aggregate may have an adverse effect on the Company or the Sales Shares, and no such claim, litigation, arbitration, prosecution, investigation, enquiry or other legal proceedings are pending or threatened or of any facts or circumstances likely to give rise to such claim, litigation, arbitration, prosecution, investigation, enquiry or proceedings.

6.2. There is no order, decree or judgment of any court or governmental agency or regulatory body outstanding or anticipated against the Company which may have or has had a material adverse effect upon the condition, financial or otherwise or the earnings, business affairs or business prospects (whether or not arising in the ordinary course of business) of the Company.

7. Insolvency

7.1. The Company is not insolvent nor unable to pay its debts, no receiver or receiver and manager has been appointed by any person of its business or assets or any part thereof, no power to make any such appointment has arisen, the Company has taken no steps to enter liquidation and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of the Company.

7.2. No unsatisfied judgment, order or award is outstanding against the Company.

7.3. No order has been made or resolution passed for the winding up of the Company and there is no outstanding:-

(i) petition or order for the winding up of the Company;

(ii) receivership of the whole or any part of the undertaking or assets of the Company;

(iii) petition or order for the administration of the Company; or

(iv) voluntary arrangement between the Company and any of its creditors.

8. Taxation

8.1. The Company has complied with all relevant legal requirements relating to registration or notification for Tax purposes in all material respects.

8.2. The Company has:

(i) paid all Tax (if any) due to be paid as at the date of Completion; and

(ii) taken all necessary steps to obtain any repayment of or relief from Tax available to it.

8.3. All returns, notifications, documents, computations and payments for Tax purposes which ought to have been made by or in respect of the Company to the taxation authorities whether in Sweden or in any other part of the world have been duly made and all such returns, notifications, documents, computations are up to date, correct and on a proper basis and are not the subject of any material dispute with the relevant Tax, revenue or other appropriate authorities.

8.4. The Company is not in material dispute with any taxation authority or revenue authority in the jurisdiction of its incorporation or in the jurisdiction where it conducts its business, and no such dispute is pending or threatened.

9. Business

9.1. The Company carries on its business intra vires, solely under its corporate name, without infringement of any proprietary right or interest of any other person, without liability to pay any royalty or similar sum and such business and activities not in breach of any legislation, regulation or third party rights.

9.2. In respect of the Company's business:-

(i) there are requisite corporate powers in respect thereof, all applicable legislation, rules and regulations have been complied with and observed, and there have been no breach or contravention of the same;

(ii) all material qualifications, registrations, licences, know-how or other approvals necessary for the proper conduct of business have been obtained and maintained and no event or omission has occurred whereby any of the same or the renewal thereof is or likely to be thereby adversely affected, suspended or revoked; and

(iii) the said businesses and all such material qualifications, registrations, licences and other approvals may continue to be carried on and held by the Company after and notwithstanding completion of this Agreement.

10. Assets

10.1. The assets of the Company, including all fixed and movable assets used in, or in connection with, the business of the Company:

(i) are in good repair and condition (taking into account their age and level of use) in all material respects, are in satisfactory working order and have been regularly and properly serviced and maintained and none is dangerous, inefficient, obsolete or in need of renewal or replacement; are capable, and will (subject to fair wear and tear) be capable, over the period of time during which they will be written down to a nil value in the accounts of the Company, of doing the work for which they were designed or purchased; and

(ii) are not surplus to the Company's current or proposed requirements.

11. Information on Vendor

11.1. The Vendor has full power to enter into this Agreement and to exercise his/its rights and perform his/its obligations hereunder and this Agreement will, when executed by the Vendor, be a legal, valid and binding agreement on them and enforceable in accordance with the terms hereof.

11.2. This Agreement, when executed, constitutes binding obligations of the Vendor in accordance with its terms. The execution and delivery of, and the performance by the Vendor of its obligations under this Agreement, will not:

(b) result in a breach of or, constitute a default under, any instrument to which the Vendor is a party or by which such party is bound;

(c) infringe the rights of any third party; or

(d) result in a breach of any applicable law or regulation, order, judgment or decree of any court or government agency in any jurisdiction to which the Vendor is a party or by which the Vendor is bound.

SCHEDULE 4

List of Key Intellectual Property Rights used in the Business of the Company

Patents		
Priority Date	**Applications**	**Description**
2009-06-11	SE533985 (C2) EP2440442 (A4)	**METHOD FOR CONTROLLING VEHICLE STEERING AND VEHICLE BEHAVIOUR** Patent application for Sentient Steering, Sentient Oversteer Compensation and Driver Intention.
2013-10-16	US2016272197 (A1) EP3057848 (A1) WO2015057147 (A1)	**METHOD IN ORDER TO CONTROL VEHICLE BEHAVIOUR** Sentient Understeer Compensation patent application.
2016-02-05	WO2017135884 (A1)	**METHOD FOR CONTROLLING VEHICLE STEERING AND VEHICLE BEHAVIOUR** Steer-by-wire application.
2016-04-18	WO2017184064 (A1)	**METHOD FOR THE CONTROL OF VEHICLE STEERING** Novel steering feel control and cost effective system.
2017-09-22	Not yet published The full application will be available in a later stage.	**METHOD AND SYSTEM FOR CONTROLLING VEHICLE LANE HOLDING** Novel vehicle lane holding control.
2018-09-05	Not yet published The full application will be available in a later stage.	**SYSTEM FOR STEERING BOX WITH FULLY ELECTRICAL ASSISTANCE** Fully integrated RCB and EPS with only one torsion bar.

IN WITNESS whereof this Agreement has been executed on the day and year first before written.

SIGNED by)
JINZGHOU WISEDAWN ELECTRIC CAR CO. LTD.)
(荆州智达电动汽车有限公司))
in the presence of: Henry Chen)

SIGNED by)
Hubei Henglong Automotive Systems Group Co. Ltd.)
(湖北恒隆汽车系统集团有限公司))
in the presence of: Hanlin Chen)